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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
FACTORY 2-U STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FACTORY 2-U STORES, INC.

4000 Ruffin Road, San Diego, California 92123

(858) 627-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 21, 2001

TO THE STOCKHOLDERS OF FACTORY 2-U STORES, INC.:

Notice is hereby given that we will hold the Annual Meeting of the stockholders of Factory 2-U Stores, Inc. at the Hilton San Diego Resort, 1775 E. Mission Bay Drive, San Diego, California, on Thursday, June 21, 2001 at four o'clock p.m. for the following purposes:

1.
To elect three (3) Class II directors to hold office until the Annual Meeting of Stockholders in 2004 and until their successors are elected.

2.
To consider a proposal to ratify the selection of our independent accountants.

3.
To transact such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on April 27, 2001 will be entitled to notice of or to vote at the meeting or any adjournment or postponement of the meeting. Our transfer books will not be closed.

IF YOU DO NOT INTEND TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                        By Order of the Board of Directors
                        Susan M. Skrokov
                         Secretary

San Diego, California
May 18, 2001

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

    The Board of Directors of Factory 2-U Stores, Inc. is soliciting the accompanying Proxy. We will vote all shares represented by proxies in the manner designated; or if no designation is made, we will vote for the election of the directors named below and for ratification of the selection of our independent accountants. Shares represented by proxies which instruct the proxy holders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. This Proxy Statement and the accompanying form of Proxy are being mailed on or about May 18, 2001 to all stockholders of record on April 27, 2001.

Revocation

    Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering a written instrument of revocation to our office, 4000 Ruffin Road, San Diego, California 92123, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

Cost and Method of Solicitation

    We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone or telegraph. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

Voting Rights and Proxies

    Only stockholders of record as of the close of business on April 27, 2001 (the "Record Date"), will be entitled to vote at the meeting. The only outstanding voting securities on that date were 12,775,567 shares of common stock. Each outstanding share of common stock is entitled to one vote. The holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Directors are elected by a plurality of votes cast. Stockholders may not accumulate their votes for any nominee for election. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for ratification of the selection of our independent accountants and for any other matters that might be submitted to the stockholders for consideration at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have the effect of a "No" vote for purposes of determining whether a proposal has been approved.

    You may vote stock in person or by proxy appointed by a writing signed by you. We will deem as sufficient any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy. The death or incapacity of the maker will not revoke a proxy, unless the fiduciary having control of the shares represented by the proxy gives us written notice of that death or incapacity.

PROPOSAL 1

ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes. Directors are elected, by class, for three-year terms. Successors to the class of directors whose term expires at any annual meeting are elected for a new three-year term. Messrs. Handal, Rashkow and Wright are nominated to serve for a three-year term extending until the Annual Meeting of Stockholders in 2004 and until their successors are elected. Information concerning Messrs. Handal, Rashkow and Wright as nominees for election as directors is set forth under the caption "Management."

    Unless a proxy contains a contrary instruction, all proxies submitted in the accompanying form will be voted for the election of the nominees. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of another person designated by the Board of Directors. Each director will be elected by a plurality of the votes cast, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES AS DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

    The following persons are known by us to have owned beneficially more than 5% of any class of our voting securities as of the Record Date:

	Common Stock
Name and Address of Beneficial Owner	Number	Percent of Class
Three Cities Fund II L.P(1)	1,143,121	8.9%
Three Cities Offshore II C.V.(1)	1,932,813	15.1%
Putnam Investment Management, Inc.(2)	526,277	4.1%
The Putnam Advisory Company, Inc.(2)	426,586	3.3%

1.
The address of the beneficial owners is c/o Three Cities Research, Inc., 650 Madison Avenue, New York, NY 10022. As the investment advisor to both Three Cities Fund II L.P. and Three Cities Offshore C.V., with power to direct voting and disposition by both those Funds, Three Cities Research, Inc. ("TCR") may be deemed to be the beneficial owner of the total 3,075,934 shares owned by both funds. In addition, because Willem F.P. de Vogel is a general partner of TCR Associates, L.P., the general partner of Three Cities Fund II L.P., he may be deemed to be a beneficial owner of the shares owned by Three Cities Fund II L.P.

2.
The address of the beneficial owner is One Post Office Square, Boston, MA, 02109. Putnam Investments, Inc. ("PI"), which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund. PAC has shared voting power over the 295,887 shares held by institutional clients. As the parent company of both PIM and PAC, PI may be deemed to be the beneficial owner of the total 952,863 shares owned by both subsidiaries.

    On the Record Date, The Depository Trust Company owned of record 8,722,328 shares of common stock, constituting 68.3% of our outstanding common stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

Management Stockholders

    As of the Record Date, our directors and executive officers beneficially owned the following amounts of our voting securities:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Willem F.P. de Vogel(2)	4,052	*
Douglas C. Felderman	42,138	*
Peter V. Handal	74,023	*
David E. Hensley(3)	15,296	*
B. Mary McNabb	76,393	*
Tracy W. Parks	56,961	*
Norman G. Plotkin	55,225	*
Ronald Rashkow(4)	161,106	1.3%
Michael M. Searles	555,054	4.3%
Wm. Robert Wright II	8,089	*
Directors and Officers as a Group (9 persons)	1,048,337	8.2%

*
Less than 1%.

1.
Includes shares which may be acquired within 60 days through the exercise of stock options or warrants, as follows: Mr. de Vogel, 500 shares; Mr. Felderman, 34,736 shares; Mr. Handal, 7,137 shares; Mr. Hensley, 14,000 shares; Mr. Parks, 38,002 shares; Mr. Plotkin, 31,742 shares; Mr. Rashkow, 7,137 shares; Mr. Searles, 265,437 shares; Mr. Wright, 4,500 shares; all officers and directors as a group, 403,191 shares.

2.
Does not include shares owned by Three Cities Fund II L.P. Mr. de Vogel is a general partner of TCR Associates, L.P., the general partner of Three Cities Fund II L.P. TCR, of which Mr. de Vogel is the president, and in which Mr. Wright holds the title "partner", is the advisor to Three Cities Fund II L.P. and to Three Cities Offshore II C.V., which own a total of 3,075,934 shares, and has the power to direct the voting and disposition of those shares. TCR is a corporation; the title "partner" does not reflect status as a partner, executive officer or equity holder.

3.
Includes 46 shares of common stock held by members of Mr. Hensley's family and 14,000 shares which Mr. Hensley may acquire within 60 days through the exercise of stock options.

4.
Includes 57,091 shares of common stock held by members of Mr. Rashkow's family, 458 shares of common stock held by a limited partnership of which Mr. Rashkow is the general partner and 7,137 shares which Mr. Rashkow may acquire within 60 days through the exercise of stock options.

MANAGEMENT

Directors

    The following table sets forth certain information regarding the nominees for election as directors and each director whose term of office will continue after the Annual Meeting.

Name	Age	Position	Served on the Board Since	Expiration of Term as Director
Peter V. Handal*	58	Director	1997	2001
Ronald Rashkow*	60	Director	1997	2001
Wm. Robert Wright II*	33	Director	1998	2001
Michael M. Searles	52	Director, Chairman of the Board, President and Chief Executive Officer	1998	2002
Willem F.P. de Vogel	50	Director	2000	2003

*
Nominee for re-election.

    Peter V. Handal has been a director since February 1997. Mr. Handal is President and Chief Executive Officer of Dale Carnegie & Associates. Since 1990, he has been President of COWI International Group (a management consulting firm). Mr. Handal is also Chief Executive Officer of J4P Associates LP (a real estate developer). He serves on the Board of Directors of Dale Carnegie & Associates, Cole National Corporation, Jos. A. Bank Clothiers and W. Kruk, S.A.

    Ronald Rashkow has been a director since February 1997. He has been a principal of Chapman Partners, L.L.C., an investment banking firm, since its founding in September 1995. For more than five years prior to that, he served as Chief Executive Officer and Chairman of the Board of Directors of Handy Andy Home Improvement Centers, Inc. (a building supply retailer started by his family in 1946).

    Wm. Robert Wright II has been a director since November 1998. He has been employed by TCR since 1992, except for a period from July 1993 to August 1995 when he was in a graduate program at Harvard University. He has held the title "partner" in TCR since 1999. Before joining TCR, Mr. Wright worked for Marriott International in its strategic planning department.

    Michael M. Searles has been a director since March 1998 and Chairman of the Board since November 1998. Mr. Searles is the President and Chief Executive Officer. He was President and Chief Executive Officer of General Textiles and Factory 2-U from March 1998 until November 1998. Between May 1996 and June 1997, Mr. Searles held the position of President, Merchandising and Marketing, at Montgomery Ward, Inc. Montgomery Ward, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in July 1997. Prior to that, from April 1993 to July 1995, Mr. Searles served as President and Chief Executive Officer of the Women's Special Retail Group (Casual Corner Group), a division of U.S. Shoe Corp. Earlier in his career, from 1984 to 1993, Mr. Searles was President of Kids "R" US, a division of Toys "R" US, Inc.

    Willem F.P. de Vogel has been a director since December 2000. Mr. de Vogel is the President of Three Cities Research, Inc., a firm engaged in the investment and management of private capital since 1982. Mr. de Vogel also serves on the Board of Directors of Computer Associates International, Inc., Morton Industrial Group, Inc. and Global Vacation Group, Inc.

Compensation of Directors

    We pay each director who is not an employee an annual fee of $12,000 plus $1,250 for attendance at each meeting of the Board of Directors. In addition, at the end of each fiscal quarter, we grant each director who is not an employee options to purchase 500 shares of our common stock and 250 shares of common stock. We reimburse all directors for any out-of-pocket travel expenses incurred in attending meetings.

Information Regarding the Board of Directors

    The Board has Audit, Compensation, Executive and Nominating Committees.

    Our Audit Committee is composed of outside directors who are not officers or employees of us or our subsidiaries. In the opinion of the Board of Directors and as "independent" is defined under the standards of the National Association of Securities Dealers, Inc., these directors are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee.

    The Audit Committee currently consists of Messrs. Handal, Rashkow and Wright. This Committee met four times in fiscal 2000. Its principal functions are reviewing and evaluating the results and scope of the audit and other services provided by our independent accountants, as well as our accounting principles and system of internal accounting controls. Our by-laws provide that the Audit Committee must approve affiliated transactions and acquisitions by us of businesses not within certain SIC Codes (primarily covering wholesale apparel trade, retail stores, and apparel stores). Our Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

    The current Compensation Committee consists of Messrs. Handal and de Vogel. This Committee met four times in fiscal 2000. Its principal functions are reviewing, approving and recommending to the full Board compensation arrangements for senior management and employee compensation programs. Our Board of Directors determines the compensation of our executive officers based on recommendations from the Compensation Committee.

    The Executive Committee consists of Messrs. Rashkow, Searles and de Vogel. This Committee met four times in fiscal 2000. It is authorized to undertake or assist in such action as the Board of Directors may from time to time request.

    The Nominating Committee consists of Messrs. Handal and Searles. Its principal function is to consider potential nominees for election to the Board by either incumbent directors or stockholders.

    The Board normally holds meetings quarterly and special meetings when required. During fiscal 2000, the Board held four regularly scheduled meetings. Each director attended more than three-fourths of the total number of meetings of the Board and more than three-fourths of the total number of meetings of all Committees of the Board on which he served.

Executive Officers

    The following table sets forth as of the Record Date certain information concerning our executive officers at the end of fiscal 2000, who are not directors.

Name	Age	Position	Officer Since
B. Mary McNabb	52	Executive Vice President, Merchandising and General Merchandise Manager	1990
Tracy W. Parks	41	Executive Vice President, Logistics and Chief Information Officer	1998
Norman G. Plotkin	47	Executive Vice President, Store Development and General Counsel	1998
Douglas C. Felderman	48	Executive Vice President, Chief Financial Officer	1999
David E. Hensley	46	Executive Vice President, Store Operations	2000

    B. Mary McNabb is Executive Vice President, Merchandising and General Merchandise Manager. Ms. McNabb joined us in 1990.

    Tracy W. Parks is Executive Vice President, Logistics and Chief Information Officer. Mr. Parks joined us in March 1998 in the position of Senior Vice President, Information Systems and Chief Information Officer. Prior to joining us, from April 1996 to March 1998, Mr. Parks was the Vice President of Management Information Systems of Guess? Inc.

    Norman G. Plotkin is Executive Vice President, Store Development and General Counsel. Mr. Plotkin joined us in July 1998 in the position of Senior Vice President, Store Development and General Counsel. Prior to joining us, Mr. Plotkin was the President of Normark Real Estate Services, Ltd., a commercial real estate firm based in Des Plaines, Illinois. Prior to that, from 1988 until 1996, Mr. Plotkin was the Senior Vice President of Finance and Administration and General Counsel of Handy Andy Home Improvement Centers, Inc.

    Douglas C. Felderman is Executive Vice President and Chief Financial Officer. Mr. Felderman joined us in May 1999. Prior to joining us, from July 1997 to May 1999, Mr. Felderman served as Senior Vice President—Finance and Chief Financial Officer of Strouds, Inc. and from 1995 to 1997, he was the Vice President—Finance of Strouds, Inc. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants). From September 1990 to April 1994 he was a business consultant.

    David E. Hensley is Executive Vice President, Store Operations. Mr. Hensley joined us in April 2000. Prior to joining us, from 1996 to April 2000, Mr. Hensley served as Senior Vice President of Operations of Eckerd Corporation, a drug store retailer. Mr. Hensley served as Regional Vice President of Eckerd Corporation from 1991 to 1996.

Certain Relationships and Related Transactions

Transactions with Management

    In March 1997, we entered into an agreement for TCR to act as our financial advisor. Under this agreement, we pay TCR an annual fee of $50,000 and reimburse TCR all of its out-of-pocket expenses incurred for services rendered, up to an aggregate of $50,000 annually. We reimbursed TCR for out-of-pocket expenses in the amounts of $37,000, $46,000 and $48,000 during fiscal year 2000, 1999 and 1998, respectively. TCR controls approximately 24.0% of our outstanding common stock and Messrs. de Vogel and Wright are members of our Board of Directors.

    During fiscal 2000, we paid Ira Neimark, a former director, $75,000 for rendering consulting services to us.

Indebtedness of Management

    During fiscal years 1997 and 1998, we sold to our executive management shares of our Series B Preferred Stock, which were subsequently converted to common stock. With the exception of Mr. Searles, each of the executives paid for his or her shares by giving us a full-recourse note receivable secured by the issued stock. Mr. Searles' promissory note is partial-recourse. The notes accrue interest at 8% per annum and require principal payments equivalent to 16.25% of the annual bonus of each purchaser and a balloon payment of the unpaid principal and interest at maturity. Each of the notes matures five years after the date it was made.

    As of the Record Date, the following amounts were outstanding:

Name of Director/Officer	Amount Outstanding
Michael M. Searles	$1,400,000
Tracy W. Parks	108,451
Norman G. Plotkin	94,327

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for establishing and administering the compensation policies applicable to our executive officers. All decisions by the Compensation Committee are subject to review and approval by the full Board of Directors.

    Our executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to our success in meeting specific profit, growth and performance goals.

    Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

    Our executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

    Base Salary.  In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer (subject to requirements of his employment agreement) and the recommendations of the Chief Executive Officer with regard to the base salary of all other executive officers, and approves, with any modifications it deems appropriate, annual base salaries for each of our executive officers. We base the recommended base salaries of the executive officers on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the Chief Executive Officer is based on achievement of our annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

    Recommended base salaries of the executive officers are also based in part upon an evaluation of the salaries of executives who hold comparable positions at comparable companies.

    Annual Incentive Compensation.  Our executive officers participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses in cash or stock (or both), based on our success in attaining financial objectives, and subjective factors established from time to time by the Compensation Committee or the Board of Directors. The Compensation Committee normally considers aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of their base salaries, and bonus payments in stock in excess of 50% of the aggregate base salaries. Because of the success of attaining financial objectives for fiscal 2000, the Compensation Committee awarded to each of the executive officers bonuses in an amount equal to 50% of their base salaries.

    Stock Options.  The primary objective of the stock option program is to link our interests and those of our executive officers and other selected employees to those of the stockholders through significant grants of stock options. The Compensation Committee bases the aggregate number of options it recommends on practices of comparable companies, while grants of stock options to specific employees reflect their expected long-term contribution to our success.

    Compensation of the Chief Executive Officer.  During fiscal year 2000, we paid Mr. Searles a base salary of $600,000, which the Compensation Committee believes is commensurate with the salaries paid to other executives with similar experience in comparable companies. We base Mr. Searles' annual bonus on the achievement of corporate objectives set annually by the Compensation Committee after consultation with Mr. Searles. We target Mr. Searles' annual bonus at 50% of his base salary, but it may vary depending on Company performance. For fiscal 2000, the Compensation Committee awarded Mr. Searles a bonus in the amount equal to 50% of his annual salary.

Amended Employment Agreement and Repricing of Options

    We employed Michael Searles, Chairman of our Board of Directors, President and Chief Executive Officer, pursuant to a five-year employment agreement dated March 30, 1998 that expires in March 2003. This employment agreement was amended on August 31, 1999.

    Under the original employment agreement, we granted Mr. Searles (a) incentive stock options, that vest over ten years, to purchase 90,399 shares of our common stock at an exercise price per share of $5.81 (the closing market price of our stock on March 10, 1998), and (b) non-qualified options to purchase 271,197 shares of our common stock at an exercise price per share of $6.64. Options to purchase 135,999 shares become exercisable if and when the market price of the common stock is at least $19.91 for 60 days in any twelve-month period. The remaining options become exercisable if and when the market price of the common stock is at least $24.89 for 60 days in any twelve-month period. In addition, we made a loan to Mr. Searles of $1,400,000 with which he purchased from us 1,400 shares of Series B Preferred Stock (which were converted into 242,662 shares of common stock). We have the option to repurchase these shares at various prices if Mr. Searles' employment terminates before his employment agreement expires.

    In connection with the amendment of his employment agreement in August 1999, we (a) decreased by 13,879 Mr. Searles' previously granted incentive stock options with an exercise price of $6.534 per share (which was the closing market price on March 30, 1998) and (b) granted Mr. Searles nonqualified stock options, which vest over five years, to purchase 13,880 shares at an exercise price of $5.27 per share.

    In December 1999, Mr. Searles voluntarily forfeited to us options to purchase 60,000 shares which had an exercise price of $6.64 per share.

Compensation Committee:
Peter V. Handal
Willem F.P. de Vogel

Compensation Committee Interlocks and Insider Participation

    No member of the Compensation Committee of the Board of Directors was, during fiscal 2000 or at any other time, one of our officers or employees or an officer or employee of our subsidiaries.

Summary of Cash and Other Compensation

    The following table contains information about the compensation during fiscal 2000 of our principal executive officer and each of our four other most highly paid executive officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year (1)	Salary ($)		Bonus(2) ($)		Securities Underlying Options	All Other Compensation(3) ($)
Michael M. Searles President, Chief Executive Officer and Chairman of the Board(4)	2000 1999 1998	$ $ $	600,000 600,000 484,617	$ $ $	300,000 600,000 1,834,835	— — 301,597	$ $ $	210,005 349,113 101,613
Douglas C. Felderman Executive Vice President, Chief Financial Officer	2000 — —		$241,346 — —		$125,000 — —	19,474 — —		$310,127 — —
B. Mary McNabb Executive Vice President, Merchandising and General Merchandise Manager	2000 1999 1998	$ $ $	231,769 213,846 200,000	$ $ $	119,000 220,000 100,000	— — —	$ $ $	606 939 960
Tracy W. Parks Executive Vice President, Logistics and Chief Information Officer	2000 1999 1998	$ $ $	244,615 215,385 152,885	$ $ $	131,827 225,000 135,000	16,213 52,082 15,066	$ $ $	30,501 67,127 40,208
Norman G. Plotkin Executive Vice President Store Development and General Counsel	2000 1999 —	$ $	222,884 191,154 —	$ $	117,500 200,000 —	21,262 57,392 —	$ $	13,501 38,457 —

(1)
We refer to a fiscal year by the year in which most of the activity occurred (for example, we refer to fiscal year ended February 3, 2001 as fiscal 2000).

(2)
The aggregate amount of other annual compensation is less than the lesser of $50,000 or 10% of such person's total annual salary and bonus.

(3)
"All Other Compensation" for fiscal 2000 includes (i) matching contributions under our 401(k) Savings Plan of $600 for Mr. Searles, $1,731 for Mr. Felderman, $606 for Ms. McNabb, $1,012 for Mr. Parks and $627 for Mr. Plotkin; (ii) forgiveness of interest in the amounts of $209,405 for Mr. Searles, $18,489 for Mr. Parks and $12,874 for Mr. Plotkin; (iii) reimbursement of moving expenses of $308,396 to Mr. Felderman; and (iv) $11,000 of consulting fees to Mr. Parks for which we received reimbursement from TCR.

(4)
Mr. Searles was granted 361,597 options pursuant to his employment agreement. During fiscal 1999, Mr. Searles voluntarily forfeited 60,000 of those stock options to us.

Grants of Stock Options

    The following table sets forth information concerning the award of stock options during fiscal 2000. We have never granted stock appreciation rights.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise of Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Michael M. Searles	—	—	—	—	—	—
Douglas C. Felderman	3,334	0.99%	$25.19	3/29/2010	$52,806	$133,831
	16,140	4.81%	$27.00	4/6/2010	$274,060	$694,521
B. Mary McNabb	—	—	—	—	—	—
Tracy W. Parks	3,333	0.99%	$25.19	3/29/2010	$52,790	$133,791
	12,880	3.84%	$27.00	4/6/2010	$218,704	$554,240
Norman G. Plotkin	3,333	0.99%	$25.19	3/29/2010	$52,790	$133,791
	17,929	5.34%	$27.00	4/6/2010	$304,437	$771,504

(1)
Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of our performance or to represent our expectations with respect to the appreciation, if any, of the common stock.

Exercise of Stock Options and Holdings

    The following table sets forth information concerning exercises of stock options during fiscal 2000 and the fiscal year-end value of unexercised options. We have never granted stock appreciation rights.

Aggregated Option Exercises in Fiscal 2000
Fiscal 2000 Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the- Money Options at Fiscal Year End ($)
Name	Shares Acquired On Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael M. Searles	—	—	247,357	54,240	$8,804,653	$1,944,583
Douglas C. Felderman	—	—	18,842	81,158	$440,435	$1,835,188
B. Mary McNabb	71,038	$1,667,161	—	19,361	$—	$672,175
Tracy W. Parks	—	—	22,738	60,623	$645,196	$1,453,827
Norman G. Plotkin	—	—	20,491	67,203	$540,414	$1,522,410

PERFORMANCE CHART

    The following chart compares the five-year cumulative total return (change in stock price plus reinvested dividends) on our common stock with the total returns of the Nasdaq Composite Index, a broad market index covering stocks listed on the Nasdaq National Market, the Dow Jones Retailers Broadline Index ("Industry Index") which currently encompasses 27 companies, and the companies in the Family Clothing Retail industry (SIC Code 5651), a group currently encompassing 22 companies (the "SIC Index"). This information is provided through February 3, 2001, the end of fiscal 2000.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG FACTORY 2-U STORES, INC., NASDAQ MARKET INDEX, INDUSTRY INDEX AND SIC INDEX

    The composition of the Industry Index is as follows: Ames Department Store, BJ's Wholesale Club, Inc., Bon-Ton Stores, Inc., Coles Myer Ltd., Controladora Comer Mex, Cost-U-Less, Inc., Costco Wholesale Corp., Daiei Inc ADR, Dillard's, Inc., Dollar General Corp., Duckwall-Alco Stores, Inc., Elder-Beerman Stores CP, Family Dollar Stores, Inc., Federated Dept. Stores, Fred's, Inc., Ito-Yokado Co., Ltd., J.C. Penney Co. Inc., K Mart Corp., May Department Stores, Pricesmart, Inc., Saks, Inc., Sears, Roebuck & Co., Shopko Stores Inc., Stein Mart, Inc., Target Corporation, Value City Dept. Stores and Wal Mart Stores, Inc.

    The composition of the SIC Index is as follows: Abercrombie & Fitch Co., American Eagle Outfitter, Big Dog Holdings, Inc., Buckle, Inc., Burlington Coat Factory Warehouse, Chico's FAS, Inc., Children's Place Retail Stores, Designs, Inc., Factory 2-U Stores, Inc., Freedom Surf, Inc., Gadzooks, Inc., Gap, Inc., Goody's Family Clothing, Gymboree Corp., Harold's Stores, Inc., Multimedia Concepts, Inc., Nordstrom, Inc., Ross Stores, Inc., Stein Mart, Inc., Syms Corp., Urban Outfitters, Inc., and Wilsons the Leather Expert.

Source: Media General Financial Services

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as our independent accounting firm to audit our financial statements for the year ending February 2, 2002. We are asking the stockholders to ratify that appointment.

    Arthur Andersen LLP audited our financial statements for the year ended February 3, 2001. Representatives of that firm will be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

    The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Arthur Andersen LLP as our independent accountants.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

    The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended February 3, 2001. The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with Arthur Andersen LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from us, and has discussed with Arthur Andersen LLP their independence from us. The Audit Committee acts pursuant to its written Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of National Association of Securities Dealers. Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2001.

Audit Committee:
Peter V. Handal
Ronald Rashkow
Wm. Robert Wright II

FISCAL 2000 AUDIT FIRM FEE SUMMARY

    During fiscal 2000, we retained our principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees

    Arthur Andersen LLP billed us an aggregate of $144,500 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended February 3, 2001.

All Other Fees

    Arthur Andersen LLP billed us an aggregate of $137,655 in fees for other services rendered to us for the fiscal year ended February 3, 2001, primarily related to the following:

      —Employee benefit plan audits and

      —Tax compliance and consulting.

    The audit committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

OTHER MATTERS

    Our management knows of no other matters which will be presented for action at the meeting. If any other matters properly come before the meeting, the persons voting the management proxies will vote them in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

    To the best of our knowledge, no director, officer, or beneficial owner of more than 10% of our stock failed to file on a timely basis reports required by Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the fiscal year ended February 3, 2001.

Stockholders' Proposals for Next Year's Annual Meeting

    We must receive proposals which stockholders wish included in next year's Proxy Statement at our principal executive offices at 4000 Ruffin Road, San Diego, California 92109 no later than February 2, 2002.

    We will furnish without charge to each stockholder, upon written request addressed to us at 4000 Ruffin Road, San Diego, California 92123, attention: Chief Financial Officer, a copy of our Annual Report on Form 10-K for the fiscal year ended February 3, 2001 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. Our Annual Report for the fiscal year ended February 3, 2001 accompanies this proxy statement, but is not deemed to be a part of the proxy soliciting material.

  Please complete, sign and return the enclosed proxy promptly.

                      By Order of the Board of Directors
                      Susan M. Skrokov
                       Secretary

San Diego, California
May 18, 2001

APPENDIX A

    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.
PURPOSE

  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to certain governmental bodies or the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies' policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    Review and appraise the audit efforts and independence of the Corporation's independent public accountants.

    Provide an open avenue of communication among the independent public accountants, financial and senior management, and the Board of Directors. To ensure that the public accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation's stockholders.

    To ensure that the auditor submits a formal written statement regarding relationships and services, which may affect its objectivity and independence annually.

  The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.
COMPOSITION

  The Audit Committee shall be composed of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee, and each of whom is able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, which results in such member's financial sophistication. The Board of Director's definition of independence shall be a member who has not: been an employee of the Company or an affiliate within the last three years; had a direct business relationship with the Company within the last three years, unless the Board of Directors determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment; been a member of the immediate family of an individual who is, or over the last three years has been, an executive officer of the Company or an affiliate; been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee; received any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or

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  non-discretionary compensation; been a partner, controlling stockholder or executive officer of an organization to which the Company made, or from which it received, payments (excluding dividends paid to the organization) exceeding (i) 5% of the Company's or the other organization's consolidated gross revenues or (ii) $200,000, whichever is more, in any of the last three years.

  The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until the successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.
MEETINGS

  The Committee shall meet in person at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent public accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's quarterly financial statements consistent with section IV.4 below. A report on Committee meetings will be provided to the Board of Directors.

IV.
RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.
Review and update this Charter periodically, at least once a year, as conditions dictate.

2.
Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

3.
Review with financial management and the independent public accountants the Forms 10-K, 10-Q and 8-K as applicable prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purpose of this review.

Independent Public Accountants

4.
Recommend to the Board of Directors the selection of the independent public accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent public accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. In connection with such review and discussion, the Audit Committee shall be provided with a formal written statement by the independent public accountants delineating all relationships between the independent public accountants and the Corporation.

5.
Review the performance of the independent public accountants and approve any proposed discharge of the independent public accountants when circumstances warrant.

6.
Periodically consult with the independent public accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

7.
In consultation with the independent public accountants review the integrity of the organization's financial reporting processes, both internal and external.

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8.
Consider the independent public accountants' judgments about and discuss the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting process.

9.
Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent public accountants, or management.

Process Improvement

10.
Establish regular and separate systems of reporting to the Audit Committee by each of management, and the independent public accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11.
Following completion of the annual audit review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

12.
Review any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

13.
Review with the independent public accountants and management the extent to which changes or improvements in financial accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

14.
Establish, review and update periodically a code of Ethical Conduct and ensure that management has established a system to enforce this code.

15.
Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper monitoring controls in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16.
Review, with the organization's legal counsel, legal compliance matters including corporate securities trading policies.

17.
Review with the organization's legal counsel; legal matters that could have a significant impact on the organization's financial statements.

18.
Perform other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or sole responsibility of the Audit Committee to plan or conduct internal control or other audits, or to evaluate the internal control structure, or determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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PROXY

FACTORY 2-U STORES, INC.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of FACTORY 2-U STORES, INC., hereby appoints Michael M. Searles, Douglas C. Felderman and Susan M. Skrokov, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of FACTORY 2-U STORES, INC., to be held on June 21, 2001, and at any and all adjournments or postponements of that meeting, and there to act for the undersigned and vote all shares of common stock of FACTORY 2-U STORES, INC. standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, as indicated on the reverse side.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF FACTORY 2-U STORES, INC. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THREE DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2004 AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

(COMPLETE AND SIGN ON REVERSE SIDE)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
FACTORY 2-U STORES, INC.

COMMON STOCK

June 21, 2001

- Please Detach and Mail in the Envelope Provided -

	A /x/	Please mark your votes as indicated in this example.
		FOR the nominees listed at right (except as marked to the contrary below)	WITHOUT AUTHORITY to vote for the nominees listed at right					FOR	AGAINST	ABSTAIN
(1)	ELECTION OF DIRECTORS:	/ /	/ /	Nominees:	Peter V. Handal Ronald Rashkow Wm. Robert Wright II	(2)	Ratification of the appointment of Arthur Andersen LLP as independent accountants for Factory 2-U Stores, Inc.	/ /	/ /	/ /
INSTRUCTION: To withhold authority to vote for a nominee, write the nominee's name in the space provided below.				(to serve until the 2004 Annual Meeting)		(3)	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

		Dated:	, 2001
SIGNATURE	SIGNATURE, IF HELD JOINTLY
NOTE:	Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

FACTORY 2-U STORES, INC. 4000 Ruffin Road, San Diego, California 92123 (858) 627-1800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 21, 2001
PROXY STATEMENT SOLICITATION AND REVOCATION OF PROXY
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Aggregated Option Exercises in Fiscal 2000 Fiscal 2000 Year-End Option Values
PERFORMANCE CHART
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG FACTORY 2-U STORES, INC., NASDAQ MARKET INDEX, INDUSTRY INDEX AND SIC INDEX
PROPOSAL 2 INDEPENDENT PUBLIC ACCOUNTANTS AND ANNUAL REPORT
REPORT OF THE AUDIT COMMITTEE
FISCAL 2000 AUDIT FIRM FEE SUMMARY
OTHER MATTERS